Exhibit 10.1

AMENDMENT AND

CHANGE IN TERMS AGREEMENT

THIS AGREEMENT is made as of the 25th day of October, 2010 (this “Agreement”), by and between KEYBANK NATIONAL ASSOCIATION, a national banking association, whose address is 17199 North Laurel Park Drive, Suite 105, Livonia, Michigan 48152, Mailcode MI-06-07-0105 (“Lender”) and UNIVERSAL TRUCKLOAD SERVICES, INC., a Michigan corporation with offices at 12755 East Nine Mile Road, Warren, Michigan 48089 (“Borrower”).

RECITALS:

A. Lender and Borrower have entered into that certain Loan Agreement between Borrower and Lender dated October 29, 2007, as amended by a First Amendment to Loan Agreement and First Amendment to Promissory Note dated as of October 28, 2008, a Second Amendment to Loan Agreement and Second Amendment to Promissory Note dated October 26, 2009, and a Third Amendment to Loan Agreement and Third Amendment to Promissory Note dated August 24, 2010 (as so amended, the “Existing Loan Agreement”).

B. Lender and Borrower are presently negotiating an amended and restated loan agreement to replace the Existing Loan Agreement. While negotiations are expected to be completed in the near future, they will not be completed prior to the current maturity of the Note (which occurs on the date hereof), and the parties desire to extend such maturity for a limited period of time to accommodate such negotiations.

NOW THEREFORE, in consideration of the foregoing, the Borrower and the Lender agree as follows:

1. Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded such terms in the Existing Loan Agreement.

2. The Note will remain outstanding. However, notwithstanding the express terms of the Note, the Maturity Date, as defined in the Existing Loan Agreement and the Note, shall be amended to, and deemed to be, November 8, 2010.

3. Except as expressly amended and changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidencing or securing the obligation(s), remain unamended and unchanged and in full force and effect. Consent by the Lender to this Agreement does not waive the Lender’s right to strict performance of the obligation(s) as changed, nor obligate the Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s).

IN WITNESS WHEREOF, the parties have caused this Change in Terms Agreement to be executed as of the day and year first written above.

BORROWER:

UNIVERSAL TRUCKLOAD SERVICES, INC., a Michigan corporation

By:	/s/ Robert Sigler
Name:	Robert Sigler
Title:	Treasurer and Chief Financial Officer

LENDER:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Erik Siersma
Name:	Erik Siersma
Its:	Vice President